EXHIBIT 99.1

2901 Patrick Henry Drive Santa Clara, CA 95054 Phone: +1-408-938-5200 Fax: +1-408-790-3800 info@echelon.com www.echelon.com

Echelon Reports Second Quarter 2017 Results

Exceeds Top-Line Expectations

Santa Clara, Calif., August 3, 2017 - Echelon Corporation (NASDAQ: ELON) today announced financial results for the second quarter ended June 30, 2017.

“For the second consecutive quarter sales of our embedded Internet of Things (IoT) products performed better than expected, reflecting buoyant end user demand for well-proven technologies,” said Ron Sege, Chairman and CEO. “Our connected lighting solutions showed further progress as market interest in smart city and smart enterprise applications accelerates. We saw an increase in orders from our international customers and also implemented a variety of new pilot projects. We continued to make progress on our cost structure, with a 7% year-on-year reduction in non-GAAP operating expenses and a 37% improvement in non-GAAP loss per share, excluding foreign exchange impact.”

Financial Highlights

•	Revenues: $8.0 million

•	GAAP Operating expenses $5.6 million; Non-GAAP Operating expenses $5.3 million

•	GAAP Net Loss: $1.4 million; GAAP Net Loss per Share: $0.31

•	Non-GAAP Net Loss: $0.9 million; Non-GAAP Net Loss per Share: $0.21

•	Cash & investments: $21.0 million

Revenues were $8.0 million in the second quarter, up from $7.8 million in the previous quarter and flat compared to a year ago. The sequential increase was due to stronger than expected embedded business from established customers combined with some one-time orders.

GAAP gross margin for the quarter was 56.4% compared with 57.4% in the prior quarter and 57.6% a year ago. The decrease in gross margin was the result of product mix and some one-time incremental indirect costs.

GAAP operating expenses for the quarter were $5.6 million, flat from the previous quarter and down from $5.9 million from the same period last year. Non-GAAP operating expenses for the quarter were $5.3 million, relatively unchanged from last quarter, and down from $5.7 million a year ago. The annual decrease in non-GAAP operating expenses was the result of reduced G&A and Sales and Marketing, offset by an increase in R&D to support future growth initiatives.

GAAP net loss for the quarter was $1.4 million, or $0.31 per share, compared to last quarter’s net loss of $1.2 million, or $0.27 per share, and a net loss of $0.8 million, or $0.17 per share in the same period last year. Non-GAAP net loss for the second quarter was $0.9 million, or $0.21 per share, compared with non-GAAP net loss of $0.7 million, or $0.17 per share in the previous quarter, and $0.6 million, or $0.13 per share a year ago.

Included in both GAAP and non-GAAP results for the second quarter of 2017 were foreign currency translation losses of $253,000, which were attributable to fluctuations in foreign currency-denominated, short-term intercompany balances. This compares to foreign currency translation losses of $88,000 in the first quarter of 2017 and gains of $486,000 in the second quarter of 2016.

Connected Lighting Customer Highlights

Korean systems integrator, MAT Inc., ordered and received 200 Echelon SmartServerstm to control 4,500 lights for the Sheikh Jaber Al-Ahmad Al-Sabah causeway being built in Kuwait. The causeway is 38 kilometers long and is part of a larger $3 billion project that will provide new strategic highway routes to facilitate planned development to the north of Kuwait. MAT chose Echelon due to the proven reliability of the solution.

Echelon is working with a local distributor in Mexico to focus on serving municipalities and higher education facilities throughout the country. Some products have already shipped and additional orders are expected to ramp throughout the year. This distributor chose Echelon control solutions because they offer the best overall solution for their targeted customers from a cost, performance and support perspective and because the controls can be adapted to any lighting fixture.

A variety of new Echelon connected lighting pilots were installed this quarter in the U.S., including in Washington state, Virginia, and Alaska, and internationally in India. Echelon also expanded its supply chain with fixture suppliers as a large U.S. outdoor lighting supplier began to offer Lumewave by Echelon® RF controls systems to their customers.

In Bellingham, Washington, the Lumewave by Echelon connected lighting system was expanded as part of a city-wide controlled LED network deployment initiative. The goals of the deployment are to provide flexibility, reduce deployment costs and ease maintenance. This week, the Mayor and City Council celebrated receiving a sizeable rebate from their local Energy Service Company as a result of the energy savings associated with the project.

Embedded Customer Highlights

In a joint project between Vossloh-Schwabe, a division of Panasonic, and who mbH, Echelon’s new Neuron® 6050 System-on-a-Chip (SOC) Lon protocol processor is being used to create a new transceiver that incorporates Wirepas meshed connectivity technology for the first time. Wirepas technology enables systems integrators to build large scale, interoperable wireless systems and has been widely deployed in various applications including smart electricity, water meters and street lighting. In its first application, Vossloh-Schwabe designed a system to connect nearly 1,000 streetlights over a 10 kilometer span beginning early next year.

A large multinational media and entertainment company in Southern California selected Echelon’s new FT 6050 multi-protocol SOC in a building automation system that is currently being installed to control the facility's heating, ventilation and air conditioning system. This new chip provides a bridge between existing communications used in commercial building control devices and the IP connectivity of the Internet of Things. One of the major advantages of Echelon’s solution is the simplification of the control network with the goal of enhancing reliability and maintainability.

Illustrating the ongoing market interest in Echelon’s proven embedded LONWorks® solutions, the New York city school district recently released its 5-year repair and maintenance contract requirements for Direct Digital Control systems. City-wide, schools and buildings with these controls must have the required compliance with LONWorks network and control protocols used to provide a common infrastructure for connected building systems.

Advanced Technology Deployment Highlights

In Spokane, WA, initial field tests of the Echelon InSighttm Cognitive Vision traffic counting and Traffic Adaptive Lighting systems were successfully completed. As part of this project accuracy tests were performed and, in a milestone for Artificial Intelligence video analytics at the edge, Echelon’s traffic counting systems were found to be as accurate as more expensive and complex existing solutions.

Sales & Marketing Highlights

In a recently published white paper, Navigant research concluded that city planners and leaders are embracing smart, connected lighting upgrades to address crime prevention, emergency response, parking, school safety and gunshot detection, among others. Cities are confronting an array of connectivity choices that may or may not enable them to achieve their goals. Choices range from low cost, ultra-narrowband to higher cost, high capacity broadband. Navigant confirmed that medium band networking solutions, like those from Echelon, occupy the technology sweet spot -- balancing cost and support for the largest number of high value smart city applications. For the full report, click here: http://www.echelon.com/lp/whitepaper-smart-city-street-lighting-best-practices

Outlook

Echelon’s guidance for the third quarter of 2017 is as follows:

•	Total revenues are expected to be in a range of $7.8 million to $8.2 million

•	Gross margin is expected to be in a range of 53% to 55%

•	GAAP operating expenses are expected to be in a range of $5.6 million to $5.9 million

•	Non-GAAP operating expenses are expected to be in a range of $5.2 million to $5.5 million

•	GAAP loss per share is expected to be between $0.27 and $0.37, based on 4.5 million weighted average shares outstanding

•	Excluding expected non-cash equity compensation charges of $0.09 per share, non-GAAP loss per share is expected to be between $0.18 and $0.28

About Echelon Corporation

For more than 25 years Echelon (NASDAQ: ELON) has pioneered the development of open-standard networking platforms for connecting, monitoring and controlling devices in commercial and industrial applications. With more than 110 million devices installed worldwide, Echelon’s proven, scalable solutions host a range of applications enabling customers to reduce energy and operational costs, improve safety and comfort, and create efficiencies through optimizing physical systems. Echelon is focusing today on two IoT (Internet of Things) market areas: creating smart cities and smart enterprises through connected outdoor lighting systems, and enabling device makers to bring connected products to market faster via a range of IoT-optimized embedded systems. More information about Echelon can be found at www.echelon.com.

Echelon, Echelon logo, SmartServer, Neuron, InSight, LONworks, Lumewave and Lumewave by Echelon are trademarks of Echelon Corporation that may be registered in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, we have provided in this press release certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures consist of (i) non-GAAP net income, which is defined as net income less stock-based compensation expense, adjustments to contingent consideration, restructuring, goodwill impairment, lease termination charges, and income tax effect of reconciling items, and (ii) non-GAAP net income per share, which is defined as non-GAAP net income divided by the fully diluted weighted-average number of shares outstanding.

We use these non-GAAP financial measures internally to analyze our financial results and trends, prepare and approve our annual budget, and develop short- and long-term operating plans. We believe these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing operating results and trends. However, it is important to note that these non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. In addition, stock-based compensation expense and other excluded items may have a material impact on our reported financial results. As a result, these non-GAAP financial measures should not be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our non-GAAP financial measures to their most directly comparable

GAAP financial measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Risk Factors Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 21A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created thereby. Forward looking statements include, without limitation, statements regarding our future financial and operating performance, including our guidance for the third quarter of 2017, opportunities for future growth, the size of prospective markets, and our business strategy, plans and objectives. Actual results could differ materially from those projected in our forward-looking statements as a result of a number of risks and uncertainties, including, but not limited to, risks associated with the continued development and growth of markets for Echelon's products; failure to achieve revenue estimates or maintain expense controls; changes in our headcount growth or the fair market value of our common stock, either of which could impact our ability to estimate our future stock-based compensation expense; circumstances that may delay the time frame for achieving our business outlook; our ability to attract and retain talent; the risk of competition that may arise as the market develops or through consolidations in the industry; the timely development of our products and services and the ability of those products and services to perform as designed and meet customer expectations; the deployment and success of the pilot programs and proof of concepts, including the extent to which they result in follow-on orders; the risk that we do not meet expected or required shipment, delivery or acceptance schedules for our products, which could cause us to incur penalties or additional expenses or delay revenue recognition as a result; and other risks identified in the reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

The financial information presented in this release reflects estimates based on information that is available to us at this time. We undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

The condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in our Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Investor Relations Contact
Annie Leschin
StreetSmart Investor Relations
(415) 775-1788
annie@streetsmartir.com

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$7,727	$9,803
Restricted investments	1,250	1,250
Short-term investments	11,973	11,983
Accounts receivable, net	3,607	3,015
Inventories	2,636	2,570
Deferred cost of goods sold	1,229	1,104
Other current assets	1,305	900
Total current assets	29,727	30,625
Property and equipment, net	360	445
Other long-term assets	1,703	1,838
	$31,790	$32,908
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,235	$1,697
Accrued liabilities	1,732	2,174
Deferred revenues	3,838	3,671
Total current liabilities	7,805	7,542
Long-term liabilities	703	688
Total stockholders’ equity	23,282	24,678
	$31,790	$32,908

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenues	$8,021	$8,061	$15,820	$16,708
Cost of revenues (1)	3,495	3,415	6,821	7,220
Gross profit	4,526	4,646	8,999	9,488
Operating expenses:
Product development (1)	2,255	1,985	4,482	4,178
Sales and marketing (1)	1,463	1,679	2,925	2,981
General and administrative (1)	1,929	2,197	3,853	4,208
Total operating expenses	5,647	5,861	11,260	11,367
Loss from operations	(1,121)	(1,215)	(2,261)	(1,879)
Interest and other income (expense), net	(220)	503	(285)	298
Loss before provision for income taxes	(1,341)	(712)	(2,546)	(1,581)
Income tax (benefit)/ expense	29	51	23	57
Net loss	$(1,370)	$(763)	$(2,569)	$(1,638)

Basic and diluted net loss per share	$(0.31)	$(0.17)	$(0.58)	$(0.37)

Shares used in computing net loss per share:
Basic	4,445	4,420	4,440	4,419
Diluted	4,445	4,420	4,440	4,419

(1) Amounts include stock-based compensation costs as follows:
Cost of revenues	$45	$(28)	$74	$(17)
Product development	119	41	243	40
Sales and marketing	27	43	129	(78)
General and administrative	251	121	463	231
Total stock-based compensation expenses	$442	$177	$909	$176

ECHELON CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
Excluding adjustments itemized below
(In thousands, except per share amounts)
(Unaudited)
An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
GAAP net loss	$(1,370)	$(763)	$(2,569)	$(1,638)

Stock-based compensation	442	177	909	176
Adjustment to contingent consideration	—	—	—	(318)
Total non-GAAP adjustments to earnings from operations	442	177	909	(142)
Income tax effect of reconciling items	—	—	—	—
Non-GAAP net loss	$(928)	$(586)	$(1,660)	$(1,780)
Non-GAAP net loss per share:
Diluted	$(0.21)	$(0.13)	$(0.37)	$(0.40)
Shares used in computing net loss per share:
Diluted	4,445	4,420	4,440	4,419

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	March 31,
	2017	2016

Cash flows provided by (used in) operating activities:
Net loss	$(2,569)	$(1,638)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	220	261
Increase in (reduction of) allowance for doubtful accounts	(7)	2
Increase in accrued investment income	(40)	(20)
Stock-based compensation	909	176
Adjustment to contingent consideration	—	(318)
Change in operating assets and liabilities:
Accounts receivable	(668)	364
Inventories	(66)	79
Deferred cost of goods sold	(111)	(230)
Other current assets	(398)	219
Accounts payable	544	(791)
Accrued liabilities	(111)	(1,022)
Deferred revenues	226	1,038
Deferred rent	(32)	99
Net cash used in operating activities	(2,103)	(1,781)

Cash flows provided by (used in) investing activities:
Purchases of available‑for‑sale short‑term investments	(11,950)	(7,988)
Proceeds from maturities and sales of available‑for‑sale short‑term investments	12,000	13,000
Change in other long‑term assets	24	—
Capital expenditures	(31)	(67)
Net cash provided by (used in) investing activities	43	4,945

Cash flows provided by (used in) financing activities:
Repurchase of common stock from employees for payment of taxes on vesting of restricted stock units and upon exercise of stock options	(64)	(32)
Net cash used in financing activities	(64)	(32)

Effect of exchange rates on cash:	48	(16)

Net change in cash and cash equivalents	(2,076)	3,116
Cash and cash equivalents:
Beginning of period	9,803	7,691
End of period	$7,727	$10,807